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                                                                      EXHIBIT 99

                         FIRST UNITED BANCSHARES, INC.
                         1994 EQUITY PARTICIPATION PLAN

                                   SECTION 1
                                    PURPOSE


1.1 PURPOSE. The purpose of this Equity Participation Plan (the "Plan") is to give officers and executive personnel ('Key Employees') of First United Bancshares, Inc., an Arkansas corporation (the 'Company'), and corporations with respect to which the Company directly or indirectly controls 50% or more of the combined voting power ('Subsidiaries'), an opportunity to acquire shares of the Common Stock of the Company, $1.00 par value ('Common Stock'), to provide an incentive for Key Employees to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for Key Employees to join or remain with the Company and its Subsidiaries.

                                   SECTION 2
                                 ADMINISTRATION

2.1 BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company (the 'Board'), which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under Section 12.3) to a committee (the 'Committee') appointed by the Board and composed of not less than three members of the Board. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in Section 13.3) shall be deemed to refer to the Committee.

          Notwithstanding the preceding provisions of this Section 2.1, no member of the Board may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time within one year prior to such exercise of discretion or participation, he or she has received stock, stock options, stock appreciation rights or any other derivative security (as defined under appropriate provisions of the Securities Exchange Act of 1934) pursuant to the Plan or any other plan of the Company or Subsidiary as to which any discretion by such Board members is exercised.

2.2 Powers. In accordance with the express provisions of the Plan, the Board shall determine:

                   (i) the Key Employees to whom awards hereunder shall be granted,
                   (ii) the time or times at which such awards shall be granted,
                   (iii)   the form and amounts of the awards, and
                   (iv) the limitations, restrictions and conditions applicable to any such award.

            In making such determinations, the Board may take into account the nature of the services rendered by such Key Employees, or classes of Key Employees, their present and potential contributions to the Company's and Subsidiaries' success and such other factors as the Board in its sole discretion shall deem relevant.

2.3 INTERPRETATION. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

2.4         DETERMINATIONS.   The determinations of the Board on all matters
regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

2.5 NONUNIFORM DETERMINATIONS. The Board's determinations under the Plan, including without limitations, determinations as to the persons to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

                                   SECTION 3
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                             AWARDS UNDER THE PLAN

3.1         FORM.   In the sole discretion of the Board, awards (hereinafter,
collectively, 'Equity Participation Awards') under the Plan may be granted in any or all of the following forms:

                    (i)      Incentive Stock Options, as described in Section 4,
                    (ii)     Nonstatutory Stock Options, as described in
                             Section 5,
                    (iii)    Restricted Stock Options, as described in
                             6, and
                    (iv)     Stock Appreciation Rights, as described in Section
                             7.

3.2 MAXIMUM LIMITATIONS. The aggregate number of shares of Common Stock available for grant under the Plan is 100,000, subject to adjustment pursuant to Section 3.3. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which any Equity Participation Awards may be granted under the Plan, any Equity Participation Awards under the Plan expire unexercised or are terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Equity Participation Awards, or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as Equity Participation Awards under the Plan. Such Equity Participation Awards shall be available for a grant to a future or former holder of such Equity Participation Awards, upon such terms and conditions as the Board shall determine (and which may be more or less favorable than those applicable to any Equity Participation Award previously awarded).

3.3 ADJUSTMENT PROVISIONS. The aggregate number of shares of Common Stock with respect to which Equity Participation Awards may be granted, the aggregate number of shares of Common Stock subject to each outstanding Equity Participation Award, and the option or other price per share of each such Equity Participation Award, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 3 shall be made according to the sole discretion of the Board, and its decision shall be binding and conclusive.


                                   SECTION 4
                            INCENTIVE STOCK OPTIONS

4.1 INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted under the Plan for the purchase of shares of Common it is intended that Incentive Stock Options granted under the Plan shall constitute Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code ('Code'). Incentive Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Incentive Stock Options shall be in such form and upon such conditions as the Board shall from time to time determine, subject to the specific provisions in this Section 4 and other provisions of the Plan.

4.2 OPTION PRICE. The option price of each Incentive Stock Option shall be equal, on the date of the grant, to at least 100% of the fair market value of the Common Stock subject to such Incentive Stock Option. Fair market value shall be determined in accordance with Section 12.9.

4.3 TERM OF INCENTIVE STOCK OPTIONS. Each Incentive Stock Option shall become exercisable at the time, and for the number of shares of Common Stock, fixed by the Board in the Incentive Stock Option Agreement. However, no Incentive Stock Option shall be exercisable prior to the date one year, or after the date ten years, from the date such Incentive Stock Option is granted.

4.4 VESTING OF INCENTIVE STOCK OPTIONS. Unless otherwise provided in the Incentive Stock Option Agreement, a Plan participant's right to any number of shares of Common Stock granted under the Plan through Incentive Stock Options shall vest cumulatively over a 4-year period as follows:





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            (i)     25% become vested on the first anniversary date of the
                    grant;
            (ii) 50% become vested on the second anniversary date of the grant;
            (iii) 75% become vested on the third anniversary date of the grant; and
            (iv) 100% become vested on the fourth anniversary date of the grant.

4.5 LIMITATION ON AMOUNTS. The aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under this Plan or any other similar plan of the Company or any Subsidiary) shall not exceed $100,000. Such determination of aggregate fair market value with respect to each Incentive Stock Option shall be made at the time such Incentive Stock Option is granted.

4.6         TEN PERCENT SHAREHOLDER.   Notwithstanding any other provision
herein contained, no Key Employee may receive an Incentive Stock Option under the Plan if such Key Employee, at the time the award is granted, owns (as defined in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any Subsidiary, unless the option price for such Incentive Stock Option is at least 110% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant and such Option is not exercisable after the date ten years from the date such Option is granted.

4.7 EXERCISE. lncentive Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement ('Incentive Stock Option Agreement') between the Plan participant and the Company, as the Board shall determine; provided, that such determinations shall not be inconsistent with the provisions of the Plan or with Section 422 of the Code or regulations thereunder. Incentive Stock Option Agreements need not be identical.

4.8         MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK.
Incentive Stock Options may be exercised by a Plan participant by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Incentive Stock Option is being exercised and tendering payment therefor. At the time that an Incentive Stock Option granted under the Plan is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Common Stock of the Company. If shares of Common Stock of the Company are accepted as payment, the number of shares paid for each share of Common Stock subject to the Incentive Stock Option being exercised shall be determined by dividing the Incentive Stock Option grant price by the fair market value per share of the Common Stock on the date of exercise. Fair market value shall be determined in accordance with Section 12.9.

            As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the Plan participant shall be delivered to the Plan participant.


                                   SECTION 5
                           NONSTATUTORY STOCK OPTIONS

5.1 NONSTATUTORY STOCK OPTIONS. Nonstatutory Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Nonstatutory Stock Options shall be in such form and upon such terms and conditions as the Board shall from time to time determine, subject to the specific provisions of this Section 5. Nonstatutory Stock Options are not intended to qualify under
Section 422 of the Code.

5.2 OPTION PRICE. The per share exercise price of each Nonstatutory Stock Option shall be fixed by the Board in the Nonstatutory Stock Option Agreement, but shall be equal, on the date of grant, to not less than 95% of the fair market value of the Common Stock subject to such Nonstatutory Stock Option. Fair market value shall be determined in accordance with Section 12.9.

5.3 TERM OF NONSTATUTORY STOCK OPTIONS. Each Nonstatutory Stock Option shall become exercisable at the time, and for the number of shares of Common Stock, fixed by the Board in the Nonstatutory Stock Option Agreement.
However, no Nonstatutory Stock Option shall be exercisable prior to the date one year, or after the date ten years, from the date such Nonstatutory Stock Option is granted.





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5.4         VESTING OF NONSTATUTORY STOCK OPTIONS.  Unless otherwise provided in the Nonstatutory Stock Option Agreement, a Plan participant's right to any number of shares of Common Stock granted under the Plan through Nonstatutory Stock Options shall vest cumulatively over a 4-year period as follows:

            (i) 25% become vested on the first anniversary date of the grant;
            (ii) 50% become vested on the second anniversary date of the grant;
            (iii) 75% become vested on the third anniversary date of the grant; and
            (iv) 100% become vested on the fourth anniversary date of the grant.

5.5         EXERCISE.   Nonstatutory Stock Options shall be subject to such
terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement ("Nonstatutory Stock Option Agreement') between the Plan participant and the Company, as the Board shall determine; provided, that such determinations shall not be inconsistent with provisions of the Plan. Nonqualified Stock Option Agreements need not be identical.

5.6         MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK.
Nonstatutory Stock Options may be exercised by a Plan participant by giving written notice, to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Nonstatutory Stock Option is being exercised and tendering payment therefor. At the time that a Nonstatutory Stock Option granted under the Plan is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Common Stock of the Company. If shares of Common Stock of the Company are accepted as payment, the number of shares paid for each share of Common Stock subject to the Nonstatutory Stock Option being exercised shall be determined by dividing the Nonstatutory Stock Option grant price by the fair market value per share of the Common Stock on the date of exercise. Fair market value shall be determined in accordance with Section 12.9.

            As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee shall be delivered to the Plan participant.


                                   SECTION 6
                            RESTRICTED STOCK OPTIONS

6.1 RESTRICTED STOCK OPTIONS. Restricted Stock Options may be granted under the Plan which provide a Plan participant the right to acquire a stated number of shares of Common Stock without payment. The award of Restricted Stock Options shall be in such form and upon such terms and conditions as the Board shall from time to time determine, subject to the specific provisions of this Section 6 and other provisions of the Plan.

6.2 EXERCISE PRICE. The per share exercise price of each Restricted Stock Option shall be fixed by the Board in the Restricted Stock Option Agreement. However, unless otherwise modified in such Restricted Stock Option Agreement, the per share exercise price shall be equal, on the date of the grant, to 0% of the fair market value of the Common Stock subject to such Restricted Stock Option.

6.3 TERM OF RESTRICTED STOCK OPTIONS. Each Restricted Stock Option shall become exercisable at the time, and for the number of shares of Common Stock, fixed by the Board in the Restricted Stock Option Agreement. However, no Restricted Stock Option shall be exercisable prior to the date five years, or after the date ten years, from the date such Restricted Stock Option is granted.

6.4 VESTING OF RESTRICTED STOCK OPTIONS. Unless otherwise provided in the Restricted Stock Option Agreement, a Plan participant's right to any number of shares of Common Stock granted pursuant to a such Restricted Stock Option Agreement shall vest 100% on the fifth anniversary date of the grant.

6.5 EXERCISE. Restricted Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement ("Restricted Stock Option Agreement") between the Key Employee and the Company, as the Board shall determine; provided, that such determinations are not inconsistent with provisions of the Plan. Restricted Stock Option Agreements need not be identical.





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                                   SECTION 7
                           STOCK APPRECIATION RIGHTS

7.1 STOCK APPRECIATION RIGHTS. If deemed by the Board to be in the best interests of the Company, any Incentive Stock Option or Nonstatutory Stock Option granted under the Plan may include a stock appreciation right ("Stock Appreciation Right"), either at the time of the grant or thereafter while the Incentive Stock Option or Nonstatutory Stock Option is outstanding.

7.2 TERMS OF RIGHTS. Each Stock Appreciation Right shall relate to a specific Incentive Stock Option or Nonstatutory Stock Option under the Plan, and shall be awarded to a Participant concurrently with the grant of such Option, or at such later date as may be deemed appropriate by the Board. The Company shall have sole discretion to grant up to two Stock Appreciation Rights for every three shares of Common Stock subject to any Incentive Stock Option or Nonstatutory Stock Option granted under the Plan.

7.3 VESTING OF STOCK APPRECIATION RIGHTS. Unless otherwise provided in the Stock Appreciation Right Agreement, a Plan participant's right to exercise any number of Stock Appreciation Rights granted under the Plan shall vest in accordance with the same vesting schedule applicable to the Incentive Stock Option or Nonstatutory Stock Option to which the Stock Appreciation Right relates.

7.4 EXERCISE. Stock Appreciation Rights shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written agreement ("Stock Appreciation Right Agreement") between the Key Employee and the Company, as the Board shall determine; provided, that such determinations shall not be inconsistent with provisions of the Plan. Stock Appreciation Right Agreements need not be identical.

7.5 MANNER OF EXERCISE. A Plan participant shall exercise a Stock Appreciation Right by giving written notice of such exercise to the Company. The date upon which such written notice is received by the Company shall be the exercise date for the Stock Appreciation Right.

            Unless otherwise provided in the Stock Appreciation Right Agreement, a Plan participant may exercise a Stock Appreciation Right for cash only in conjunction with the exercise of the Incentive Stock Option or Nonstatutory Stock Option to which the Stock Appreciation Right relates. Stock Appreciation Rights may be exercised only at such times and by such persons as may exercise the Options to which such Stock Appreciation Rights relate.


7.6 PAYMENT. Each Stock Appreciation Right shall entitle a participant to the following amount of payment: the excess of the fair market value of a share of Common Stock on the exercise date over the option price per share of Common Stock subject to the related Incentive Stock Option or Nonstatutory Stock Option. Fair market value shall be determined in accordance with Section
12.9 of the Plan.

            The total payment to be made to a Plan participant upon the exercise of a Stock Appreciation Right shall be equal to the number of Stock Appreciation Rights being exercised, multiplied by the amount of payment per Right determined under this Section 7.6. The payment to be made to a Plan participant upon the exercise of a Stock Appreciation Right shall be made in cash or by check within a reasonable period of time following the exercise of such Stock Appreciation Right.


                                   SECTION 8
                               CHANGE IN CONTROL

8.1 CHANGE IN CONTROL. Notwithstanding the vesting schedules found in Sections 4.4, 5.4,6.4 and 7.3 of the Plan, should a Change in Control of the Company be anticipated, not less than ten days prior to such Change in Control, each participant under the plan shall immediately become one hundred percent (100%) vested in any Equity Participation Award granted to him or her under the Plan. For these purposes, the term "Change in Control"





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shall apply if the Company, or any Subsidiary at which the Plan participant is employed, is merged with or acquired by another financial institution, or undergoes any other change in its corporate structure as follows:

          (i) any "person", including a"group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), but excluding a retirement plan qualified under Section 401 of the Internal Revenue Code (and excluding the Company), is or becomes the beneficial owner, directly or indirectly, of Common Stock representing 51% or more of the combined voting power of the Company's then outstanding voting stock, or of the outstanding voting stock of any Subsidiary at which a Plan participant is employed;

          (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

          (iii) the Company (or any Subsidiary at which a Plan participant is employed) is merged or consolidated with another Corporation and, as a result of the merger or consolidation, less than 80% of the outstanding voting stock of the surviving or resulting Corporation shall then be owned in the aggregate by the former stockholders of the Company (or by stockholders of any Subsidiary at which a Plan participant is employed), excluding stockholders who are (a) a party to the merger or consolidation within the meaning of the Exchange Act, or (b) an affiliate of such party;

          (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company (or any Subsidiary at which the a Plan participant is employed) representing 51% or more of the combined voting power of the Company's (or the Subsidiary which the Key Employee is employed) then outstanding voting stock; or

          (v) the Company (or any Subsidiary at which a Plan participant is employed) transfers substantially all of its assets to another corporation which is not a Subsidiary of the Company.


                                   SECTION 9
                                TRANSFERABILITY

9.1 TRANSFERABILITY. No Equity Participation Award may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and any such levy or attachment or similar process upon the Equity Participation Award not specifically permitted herein shall be null and void and without effect. An Equity Participation Award may be exercised only by a Plan participant during his or her lifetime, or by his or her estate or the person who acquires the right to exercise such Equity Participation Award upon his or her death by bequest or inheritance.


                                   SECTION 10
                              EXPIRATION OF AWARDS

10.1 EXPIRATION OF AWARDS. Upon a Change in Control of the Company in accordance with Section 8.1, each Equity Participation Award granted hereunder shall expire as of the effective date of such Change in Control.


                                   SECTION 11
                           TERMINATION OF EMPLOYMENT

11.1        TERMINATION OF EMPLOYMENT.  Except as otherwise provided in this
Section 11, if a Plan participant ceases to be employed by the Company or any Subsidiary, any rights to the nonvested portion of his or her Equity Participation Awards shall terminate immediately. If, however, a Participant's cessation of employment with the Company or any Subsidiary is due to his or her age 65 retirement, or retirement prior to age 65 with the consent of





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the Company, then the Equity Participation Awards then granted to such Plan participant shall become 100% vested and nonforfeitable.

            Following the date of cessation of employment, the Plan participant may at any time within 120 days exercise the vested portion of his or her Equity Participation Awards to the extent that he or she was entitled to exercise them on the date of cessation of employment Should a Plan participant die within this 120 day period, the exercise of such Equity Participation Awards may be made within the 120 days period by the executors or administrators, or legatees or heirs, of the Plan participant's estate. In no event, however, shall any Equity Participation Award be exercisable more than 10 years from the date it was granted.

11.2        TERMINATION DUE TO DISABILITY.   If a Plan participant's cessation
of employment with the Company or any Subsidiary is due to total disability (as defined for Social Security purposes), then any Equity Participation Awards granted to the Plan participant shall become 100% vested and nonforfeitable. Following the date of cessation of employment due to total disability, the Plan participant may at any time within 12 months exercise such Equity Participation Awards to the extent that the Plan participant was entitled to exercise them on the date of cessation of employment. However, in no event shall any Equity Participation Award be exercisable more than 10 years from the date it was granted.

11.3 DEATH PRIOR TO TERMINATION OF EMPLOYMENT. If a Plan participant dies while employed by the Company or any Subsidiary without fully exercising the Equity Participation Awards to which the Plan participant was entitled to exercise, then the executors or administrators, or legatees or heirs, of the Plan participant's estate shall have the right during the 12-month period following the Plan participant's death to exercise such Equity Participation Awards to the extent that such deceased Plan participant was entitled to exercise them on the date of his or her death. However, in no event shall such Equity Participation Awards be exercisable more than 10 years from the date they were granted.


                                   SECTION 12
                                 MISCELLANEOUS

12.1 LEGAL AND OTHER REQUIREMENTS. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

12.2 NO OBLIGATION TO EXERCISE OPTIONS. The granting of any Equity Participation Award shall impose no obligation upon a Plan participant to exercise such Equity Participation Award.

12.3 TERMINATION AND AMENDMENT OF PLAN. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Equity Participation Award granted hereunder or may at any time terminate the Plan, except that it may not, without the approval of the shareholders of the Company:

            (i) Materially increase the total number of shares of Common Stock available for grant under the Plan (except as provided in Section 3.3);
            (ii) Materially modify the class of eligible employees under the Plan;
            (iii) Materially increase benefits to any Key Employee who is subject to the restrictions of Section 16 of the Securities Exchange Act of 1934; or
            (iv) Effect a change relating to Incentive Stock Options granted hereunder which is inconsistent with Section 422 of the Code or regulations issued thereunder.

            No action taken by the Board under this Section, either with or without the approval of the shareholders of the Company, may materially or adversely affect any outstanding Equity Participation Award without the consent of the holder thereof.





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
12.4 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to any Equity Participation Award will be used for general corporate purposes.

12.5        WITHHOLDING TAXES.   Upon the exercise of any Nonstatutory Stock
Option, Restricted Stock Option or Stock Appreciation Right, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy a federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock. Such tax withholding requirements may be met through either a cash payment by a Plan participant or through the relinquishment by a Plan participant of Common Stock or cash payable to the Plan participant through the, exercise of any Nonstatutory Stock Option, Restricted Stock Option or Stock Appreciation Right.

            In the event that a Plan participant disposes of any Common Stock acquired by the exercise of an Incentive Stock Option within the 2-year period following grant, or within the 1 -year period following exercise of the Incentive Stock Option, then the Company shall have the right to require the Plan participant to remit to the Company an amount sufficient to satisfy all federal, state and local tax requirements as a condition to the registration of the transfer of such Common Stock on its books.

            Whenever under the Plan payments are to be made by, the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

12.6        RIGHT TO TERMINATE EMPLOYMENT.   Nothing in the Plan or any
agreement entered into pursuant to the Plan shall confer upon any Plan participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Plan participant.

12.7        RIGHTS AS A SHAREHOLDER.    No Plan participant shall have any
right as a Company shareholder pursuant to any Equity Participation Award granted unless and until certificates for shares of Common Stock are issued to such Plan participant.

12.8 LEAVES OF ABSENCE AND DISABILITY. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any leave of absence taken by or disability of any Plan participant. Without limiting the generality of the foregoing, the Board shall be entitled to determine:(i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence or Equity Participation Awards previously made to any Plan participant who takes such leave of absence.

12.9 FAIR MARKET VALUE. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be determined as follows:

            (i) If the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the 10 consecutive trading days immediately preceding such given date;

            (ii) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; or

            (iii) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine. For such purposes, the Board may, in its sole discretion, rely or make use of an outside appraisal performed for purposes of an employee benefit plan sponsored by the Company or any Subsidiary, or may make use of those factors found in Revenue Ruling 59-60.

            Notwithstanding this or any other provision of the Plan, no determination made with respect to the fair market value of Common Stock subject to an Incentive Stock Option shall be inconsistent with Section 422 of the Code or regulations thereunder.





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12.10        NOTICES.  Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company: (i) on the date it is personally delivered to the Secretary of the Company at its principal executive office, or (ii) three business days after it is sent by registered or certified mall, postage prepaid, addressed to the Secretary at such office. Every direction, revocation or notice authorized or required by the Plan and delivered to a Plan participant shall be deemed delivered: (i) on the date it is personally delivered to the Plan participant, or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Plan participant's address as shown on the records of the Company.

12.11 APPLICABLE LAW. All questions pertaining to the validity, constructions and administration of the Plan and Equity Participation Awards granted hereunder shall be determined in conformity with the laws of the State of Arkansas, and, with respect to Incentive Stock Options, with Section 422 of the Code and regulations thereunder.

12.12 ELIMINATION OF FRACTIONAL SHARES. If any provision of the Plan requires the issuance of a stated number of shares of Common Stock, and the computation of such number of shares results in fractional share, such number of shares of Common Stock shall be rounded down to the next whole number.

12.13 STOCK RESTRICTION AGREEMENT. Notwithstanding anything to the contrary contained in the Plan, the Company shall be under no obligation to sell or deliver Common Stock under the Plan to a Plan participant unless such Plan participant shall execute a stock restriction agreement with respect to such Common Stock, substantially in the form of Exhibit A attached hereto.


                                   SECTION 13
                             JUST CAUSE TERMINATION

13.1 JUST CAUSE TERMINATION. If a Plan participant is discharged for Just Cause at any time, any Equity Participation Awards unexercised within 60 days prior to such date of termination shall be considered null and void with neither the Plan participant nor any beneficiary or other individual acting through such Plan participant having any claim or right to exercise such Equity Participation Awards.

            The term Just Cause includes, but is not limited to, theft, fraud, embezzlement, willful misconduct causing significant property damage to the Company (or any Subsidiary) or personal injury to a Company or Subsidiary employee, or willful malfeasance or gross negligence in a manner of material importance to the Company (or Subsidiary).

            For purposes of determining Just Cause, an action (or inaction) need not constitute an actual violation of law. In addition, the Company shall have sole discretion in making its determination that an event constituting. Just Cause has occurred, provided, however, that such determination must be made in a reasonable and good faith manner. If the Company is of the opinion that an event has occurred which constitutes Just Cause, the Company shall provide the Plan participant written notice of its decision that an event constituting Just Cause has occurred. The Plan participant shall then be provided a period of 30 days (from the date of such notice) within which to respond to such notice. After the lapse of such 30-day period, if the Corporation still believes that an event constituting Just Cause has occurred, then any unexercised Equity Participation Awards outstanding 30 days prior to the original date of such Company notice shall become null and void in accordance with the provisions of this Section 13.


                                   SECTION 14
                        EFFECTIVE DATE AND TERM OF PLAN

14.1 EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date of its approval by the Company's Board of Directors, subject to a requirement that it be approved by the holders of a majority of the shares of Common Stock of the Company by the earlier of: (i)the date twelve months after the date of adoption by the Board, or (ii) the date of the next regular annual shareholder's meeting of the Company following adoption by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such





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event, each Equity Participation Award granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.

            No grant or award shall be made under the Plan more than 5 years from the earlier of the date of adoption of the Plan by the Board or shareholder approval hereof; provided, however, that any Equity Participation Award granted under the Plan prior to such date shall remain in effect and be subject to adjustment and amendment as herein provided until they have been exercised or terminated in accordance with the terms of the respective grants or awards and related agreements.





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Date of Adoption by Board:  March 21, 1994

Date of Adoption by Company Shareholders:  May 24, 1994





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                         FIRST UNITED BANCSHARES, INC.
                           EQUITY PARTICIPATION PLAN

                                   EXHIBIT A




                            SHARE CERTIFICATE LEGEND


      THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY OR MAY NOT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). SUCH SECURITIES MAY THUS REPRESENT 'RESTRICTED SECURITIES' AS DEFINED UNDER THE ACT. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS; (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THEY ARE SOLD OR TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF RULE 144.





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